Exhibit 99.2

PSIVIDA ANNOUNCES PRICING OF $10.8 MILLION

OFFERING OF COMMON STOCK

Watertown, Massachusetts — July 19, 2013 — pSivida Corp. (Nasdaq: PSDV), a specialty pharmaceutical company that is a leader in developing sustained release drugs for the treatment of back-of-the-eye diseases, today announced that it has priced an underwritten public offering of 3,494,550 shares of its common stock at a price to the public of $3.10 per share, for gross proceeds of approximately $10.8 million. All shares in the offering will be sold by pSivida. The offering is expected to close on or about July 24, 2013, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc. is acting as the sole book-running manager of the offering and MLV & Co. LLC is acting as co-manager for the offering.

A preliminary prospectus supplement and the prospectus relating to the proposed offering were filed with the Securities and Exchange Commission (SEC). The offering may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement, when available, and the prospectus relating to the proposed offering can be obtained at the SEC’s website at http://www.sec.gov or from Ladenburg Thalmann & Co. Inc., 58 South Service Road, Suite 160, Melville, New York 11747, Attention: George Mangione, (631) 270-1611 or GMangione@ladenburg.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the offering, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About pSivida Corp.

pSivida Corp., headquartered in Watertown, Massachusetts, develops tiny, sustained release, drugs designed to be released at a controlled and steady rate for months or years. pSivida is currently focused on treatment of chronic diseases of the back of the eye utilizing its core technology systems, Durasert™ and BioSilicon™. The injectable, sustained release micro-insert ILUVIEN® for the treatment of chronic Diabetic Macular Edema (DME), licensed to Alimera Sciences, Inc., has received marketing authorization in Austria, France, Germany, Portugal, the U.K. and Spain and is awaiting authorization in Italy. ILUVIEN for DME has not been approved in the US. pSivida has commenced the first of two planned pivotal Phase III clinical trials for the treatment of posterior uveitis with the same micro-insert as ILUVIEN for DME. An investigator-sponsored clinical trial is ongoing for an injectable, bioerodible micro-insert to treat glaucoma and ocular hypertension. pSivida’s FDA-approved product, Retisert®, for the treatment of posterior uveitis, is licensed to Bausch & Lomb. Other technologies under development by pSivida include protein and antibody delivery systems in early clinical stages.

Forward-looking Statements

Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that pSivida intends, expects or believes may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in pSivida’s forward-looking statements, including uncertainties with respect to: our ability to successfully complete the offering on terms satisfactory to us; the possible adverse impact of the offering on the market price of our shares of common stock; the initiation, financing and success of Phase III posterior uveitis trials, including efficacy, side effects and risk/benefit profile of the posterior uveitis micro-insert; Alimera’s ability to finance, achieve additional marketing approvals, successfully commercialize and achieve market acceptance of, and generate revenues to pSivida from, ILUVIEN for DME in the EU; the outcome of reimbursement for ILUVIEN in the U.K., Alimera’s resubmission of its NDA for ILUVIEN for DME and its ability to obtain regulatory approval for, and if approved, to finance, successfully commercialize and achieve market acceptance of, and generate revenues to pSivida from, ILUVIEN for DME in the U.S.; initiation, financing and success of Latanoprost Product Phase II trials and exercise by Pfizer, Inc. of its option to license the worldwide development and commercialization of the Latanoprost Product for the treatment of human ophthalmic disease or conditions other than uveitis; development of products using Tethadur and BioSilicon; initiation and completion of clinical trials and obtaining regulatory approval of product candidates; adverse side effects; ability to attain profitability; pSivida’s ability to obtain additional capital; further impairment of intangible assets; fluctuations in operating results; a decline in royalty revenues; pSivida’s ability to, and to find partners to, develop and market products; termination of license agreements; competition and other developments affecting sales of products; market acceptance; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; consolidation in the pharmaceutical and biotechnology industries; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; credit and financial market conditions; legislative or regulatory changes; volatility of stock price; possible dilution; possible influence by Pfizer, Inc.; an absence of dividends; and other factors described in pSivida’s filings with the SEC. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. pSivida’s forward-looking statements speak only as of the dates on which they were made. Except as required by law, pSivida does not undertake any obligation to publicly update or revise its forward-looking statements, even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Contact:

IN US: Beverly Jedynak, President, Martin E. Janis & Company, Inc., 312-943-1123; 773-350-5793 (cell); bjedynak@janispr.com

IN AUSTRALIA: Brian Leedman, Vice President, Investor Relations, pSivida Corp., +61 (0) 41 228 1780, brianl@psivida.com